Exhibit 99.1

For Immediate Release	Contact:	Mark Garwood Tamalpais Bank 415-454-1212

Jamie Williams Named
President of Tamalpais Bank

Veteran Marin Banker Expands Role

San Rafael, CA—June 16, 2009—Tamalpais Bank today announced that Executive Vice President Jamie Williams will assume the position of President in recognition of his role in the development of the organization.

The promotion reinforces, and is consistent with, the strategic changes made over a year ago as the Bank transitioned from wholesale banking to business banking. This change in focus has successfully lowered the Bank’s cost of funds and will continue to strengthen the company.

“Jamie is a very talented banker with an impressive record of professional accomplishments,” said Mark Garwood. “In the past year, Jamie has been the driver of the bank’s success in increasing the number and quality of our business banking and lending relationships.  He has built a highly successful team of business bankers and, as President, he will employ his leadership skills and banking expertise on an even broader scale.”

In his new role as President, Williams will continue to focus on the expansion of the Bank’s business banking strategy, as well as the management of the retail branches, operations and marketing.

  “We have recently hired key senior managers who have brought added depth to our company,” said Williams. “The Bank continues to focus on providing solutions and lasting relationships to businesses and our existing retail customers.”

Williams has more than two decades of experience in the banking industry.  He was the founder of Greater Bay Bank Marin and served as its President and CEO. A graduate of Santa Clara University with a degree in economics, he has also previously held senior management positions at Westamerica Bank, Wells Fargo Bank and Union Bank.

Williams is a Marin native and a 20 year resident of Novato where he lives with his wife and family.

Mark Garwood, previous President of Tamalpais Bank, continues as Chairman and CEO of Tamalpais Bank and will focus on the long-term strategy and overall operations of the Bank as well as its holding company.  Mr. Garwood is also the CEO, President and a Board Director of Tamalpais Bancorp.

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers consumer and business banking through its seven Marin County full service branches, and wealth advisory services to high net worth families and institutional clients. The Company had $699 million in assets and $464 million in deposits as of March 31, 2009. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Tamalpais Bancorp, operates seven branches in Marin County. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, downtown San Rafael, Terra Linda and Tiburon/Belvedere. For additional information, please contact Mark Chapman 415-526-6485.

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This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged; (5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.